UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 27, 2022 (September 22, 2022)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	98-1586159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Broad Street, Fifth Floor, Boston MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bharatt Chowrira as Director

On October 25, 2022, Bharatt Chowrira resigned from his position as a member of the Board of Directors (the “Board”) of Akili, Inc. (the “Company”) and any committees thereof, effective immediately. Dr. Chowrira’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Mary Hentges as Director

On October 25, 2022, the Board appointed Mary Hentges to the Board as a Class I director, to serve until the Company’s annual meeting of stockholders held in 2023 or until her successor is duly elected and qualified, effective immediately. Ms. Hentges was also appointed to serve as the Chair of the Audit Committee of the Board (the “Audit Committee”) and a member of the Compensation Committee of the Board (the “Compensation Committee”).

Following Ms. Hentges’s appointment to the Board, the Audit Committee consists of Mary Hentges, Kenneth Ehlert and William “BJ” Jones, Jr. and the Compensation Committee consists of Christine Lemke and Mary Hentges. The composition of the Nominating and Corporate Governance Committee of the Board remains unchanged and consists of William “BJ” Jones, Jr. and Kenneth Ehlert.

A copy of the Company’s press release announcing the appointment of Ms. Hentges is attached hereto as Exhibit 99.1.

As a non-employee director, Ms. Hentges will receive cash compensation and an equity award for her Board service in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy is described in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2022 and was adopted by the Board following the consummation of transactions contemplated by the Agreement and Plan of Merger, dated as of January 26, 2022, by and among Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company (“SCS”), Karibu Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCS, and Akili Interactive Labs, Inc., a Delaware corporation (the “Business Combination”).

Ms. Hentges and the Company also entered into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is attached hereto as Exhibit 99.2.

There are no transactions between Ms. Hentges and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any persons pursuant to which she was selected as a director. The Board has determined that Ms. Hentges is an independent director in accordance with applicable rules of the Securities and Exchange Act of 1934, as amended, and the listing standards of the Nasdaq Capital Market.

Amended and Restated Executive Severance Plan

On September 22, 2022, the Board approved an amendment and restatement to the Company’s Executive Severance Plan, effective as of August 19, 2022 (as amended and restated, the “Amended Severance Plan”), following the consummation of the Business Combination. Pursuant to the Amended Severance Plan, each employee of the Company at the level of vice president and above (the “Covered Employees”), including each of the employees currently serving in such a role, is eligible to participate.

The Amended Severance Plan provides that upon a covered termination (i.e., a termination by the Company without “cause” or by the Covered Employee for “good reason”, each as defined in the Amended Severance Plan) outside of the change in control period (as defined in the Amended Severance Plan), each Covered Employee will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company (i) an amount equal to the Covered Employee’s monthly base salary multiplied by 12 for the Chief Executive Officer and the President and Chief Operating Officer, by nine for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and by six for all vice presidents, reduced by any payment due pursuant to a restrictive covenant agreement (as defined in the Amended Severance Plan), and (ii) an amount equal to the monthly employer COBRA premium for the same level group health coverage as in effect for the Covered Employee on the date of termination until the earliest of (A) 12 months following the date of termination of the Chief Executive Officer and the President and Chief Operating Officer, nine months following the date of termination for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and six months following the date of termination for all vice presidents, (B) the Covered Employee’s eligibility for group health coverage through other employment and (C) the end of the Covered Employee’s eligibility under COBRA for continuation of coverage for health care.

The Amended Severance Plan also provides that upon a covered termination within the change in control period, each Covered Employee will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum in cash equal to the sum of (A) the Covered Employee’s monthly base salary multiplied by 18 for the Chief Executive Officer and the President and Chief Operating Officer, by 12 for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and by nine for all vice presidents, plus (B) 1.5 times the target bonus for the Chief Executive Officer and the President and Chief Operating Officer, 1.0 times the target bonus for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and 0.75 times the target bonus for all vice presidents, reduced by any payment due pursuant to a restrictive covenant agreement, (ii) an amount equal to the monthly employer COBRA premium for the same level group health coverage as in effect for the Covered Employee on the date of termination until the earliest of (A) 18 months following the date of termination for the Chief Executive Officer and the President and Chief Operating Officer, 12 months following the date of termination for all c-level executives (other than the Chief Executive Officer and the President and Chief Operating Officer) and all senior vice presidents and nine months following the date of termination for all vice presidents, (B) the Covered Employee’s eligibility for group health coverage through other employment and (C) the end of the Covered Employee’s eligibility under COBRA for continuation of coverage for health care, and (iii) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by each Covered Employee, full accelerated vesting of such awards.

The foregoing description of the Amended Severance Plan is qualified in its entirety by reference to the full text of the Amended Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

10.1	Amended and Restated Executive Severance Plan

99.1	Press release issued by Akili, Inc. on October 27, 2022

99.2	Form of Indemnification Agreement for Directors (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 23, 2022)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Chief Financial Officer

Date: October 27, 2022